EXHIBIT 99

PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798
NASDAQ Global Market "ABNJ"		For Immediate Release August 21, 2007

AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
DIRECTOR RETIREMENT

Bloomfield, New Jersey - August 21, 2007 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) ("American") announced today that Stanley Obal, 85, a director of the Company and its subsidiary bank, American Bank of New Jersey for 26 years, retired effective today.

Fred G. Kowal, President and Chief Operating Officer of the Company, said: "Mr. Obal has provided valuable guidance and dedicated service to the Company and the Bank for 26 years. We all wish him the best in his retirement."

The Company also announced that it amended its bylaws to reduce the number of directors from eight to seven to reflect the retirement of Mr. Obal.

As of June 30, 2007, the Company had consolidated total assets of $562.2 million and stockholders' equity of $106.0 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices located in Cedar Grove, Verona, Nutley and Clifton, New Jersey.

The foregoing material contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.